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                                                                    Exhibit 99.1
                     CORVU COMPLETES PRIVATE EQUITY FUNDING


Minneapolis - December XX, 2003 - CorVu(R) Corporation (OTC BB: CRVU), a leading provider of enterprise performance management solutions, today announced it has completed a private placement primarily raised with three institutional investors for $1.35 million. This will provide working capital for CorVu's increasing sales force and to facilitate further geographic growth.

Details of the private placement are contained in a Form 8-K being filed with the Securities and Exchange Commission.

"CorVu has acquired this funding to facilitate our continued sales force and geographic expansion as a part of our organic growth strategy," commented Justin MacIntosh, President and CEO of CorVu. "We have bolstered our sales team by bringing on business development managers well seasoned in the Enterprise Performance Management market."

About CorVu Corporation
CorVu Corporation is a leading global provider of automated enterprise performance management solutions that empower organizations to achieve strategic goals and improve operational and financial performance. Offering comprehensive Balanced Scorecard, risk management, corporate governance, budgeting/financial consolidation, business intelligence, reporting and analytical solutions, CorVu helps over 4,500 organizations drive profitability. With CorVu, leading suppliers in aerospace, banking, financial services, healthcare, hospitality, insurance, manufacturing, mining, the public sector, telecommunications, and transportation have achieved more effective decision-making, efficient management reporting and increased accountability. For more information on how CorVu can help drive breakthrough performance at your organization, please visit http://www.corvu.com or call 800.610.0769.

Forward Looking Statements
This announcement contains statements regarding funding that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements involve a variety of risks and uncertainties, known and unknown, and investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein.

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Contact: Sara Upchurch                IR Contact: Stan Altschuler
         CorVu North America, Inc.                Strategic Growth International
         678.366.4884                             212.838.1444
         pr@corvu.com                             saltschuler@sgi-ir.com
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